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                                                                    Exhibit 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



        We consent to the reference to our firm under the caption "Experts" in the Amendment No. 1 to Registration Statement (Form S-3 No. 333-16879) and related Prospectus of IntelliCorp, Inc. for the registration of 3,972,318 shares of its common stock and to the incorporation by reference therein of our report dated August 2, 1996, with respect to the consolidated financial statements of IntelliCorp, Inc. included in its Annual Report (Form 10-KSB) for the year ended June 30, 1996, filed with the Securities and Exchange Commission.





Palo Alto, California

December 23, 1996